UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (earliest event reported): March 30, 2018 (March 26, 2018)

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS 66062
(Address of principal executive offices and zip code)

(913) 764-1045
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On March 26, 2018, the Audit Committee of the Board of Directors (the “Audit Committee”) of Hooper Holmes, Inc. (the “Company”) concluded that restatement of the Company’s unaudited interim financial statements included in (a) the Form 10-Q for the quarter ended June 30, 2017, originally filed by the Company with the Securities and Exchange Commission on August 14, 2017, and (b) the Form 10-Q for the quarter ended September 30, 2017, originally filed by the Company with the Securities and Exchange Commission on November 14, 2017, was required to correct an error in the Company’s accounting.
During the first quarter of 2017, the Company properly accrued an expense of $250,000 that became payable upon issuance of a fairness opinion by the Company’s investment banker related to the Company’s merger with Provant Health Solutions, LLC. When the merger closed on May 11, 2017, an additional $500,000 investment banking fee became payable, but the Company failed to accrue the additional amount due to an oversight. Both fees arose under the Company’s engagement letter with the investment banker, but the Company has never received an invoice for either portion of the fee and neither portion has been paid.
The Company’s management discovered the error, and discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Mayer Hoffman McCann P.C.
To correctly present the omitted accrual, the Company’s interim unaudited condensed consolidated financial statements as of and for each of the quarters ended June 30, 2017 and September 30, 2017 will be restated in amended Quarterly Reports on Form 10-Q/A.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 26, 2018, the Company appointed James Fleet to act as the Chief Restructuring Officer (“CRO”) of the Company pursuant to an engagement letter with PMCM, LLC (“PMCM”). During PMCM’s engagement, Mr. Fleet will provide senior executive leadership to the Company with all officers reporting to him.
Mr. Fleet, age 56, has more than 25 years of experience in providing executive leadership and operating and financial restructuring services to companies in a variety of industries. He has been employed by PMCM, an affiliate of Phoenix Management Services, LLC, for nearly twenty years. Mr. Fleet does not have any family relationship to any of the Company’s executive officers or directors. The Company is not aware of any transaction involving Mr. Fleet requiring disclosure under Reg. S-K Item 404(a).
The CRO’s principal duties in the immediate term is to establish a working capital plan, with the broader mandate to include developing and implementing plans to restructure the Company’s balance sheet, operating expense structure and overall strategies in an effort to resolve the going concern assessment that has been reported with respect to the Company’s audited financial statements for the years ended December 31, 2015 and 2016, and which is anticipated to continue in effect when the Company issues its audited financial statements for the year ended December 31, 2017.
Mr. Fleet will not receive any compensation directly from the Company but will be compensated by PMCM, which the Company will pay based on the hourly rates of Mr. Fleet and other PMCM personnel. PMCM’s engagement may be terminated by the Company or PMCM at any time with or without cause.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: March 30, 2018	By:	/s/ Kevin Johnson
Kevin Johnson
Chief Financial Officer